Exhibit 99.1

EVgo Appoints Paul Dobson Chief Financial Officer

Energy industry veteran will leverage decades of finance and operations experience to lead EVgo’s next phase of growth

LOS ANGELES – September 19, 2024 – EVgo Inc. (NASDAQ: EVGO) (“EVgo” or the “Company”), one of the nation’s largest public fast charging networks for electric vehicles (EVs), today announced the appointment of Paul Dobson as Chief Financial Officer (CFO), effective October 1, 2024.

Dobson has more than 30 years of professional experience in finance and operations roles – including in the energy sector, most recently serving as CFO of Ballard Power Solutions, a global provider of innovative clean energy solutions. In his role as CFO, Dobson will help EVgo solidify its path to profitability as it continues to expand its nationwide network.

Badar Khan, CEO of EVgo, said, “Today’s announcement is the conclusion of a rigorous search and selection process to identify the ideal leader to join our executive team and oversee our finance function, and we are thrilled to welcome Paul to EVgo. With his decades of financial, operational and leadership experience in the energy industry, the Board and I are confident that Paul is the right executive at the right time to take on this role. The electric revolution is well underway, and we look forward to benefitting from Paul’s expertise as we build on our momentum and further cement EVgo as the charging network of choice for investors, drivers and business partners.”

Dobson commented, “EVgo’s record network utilization speaks for itself, and I am honored to join the Company during this important point in its and the industry’s journey. As widespread EV adoption continues to expand across the U.S., I look forward to working with Badar and the entire leadership team to generate enhanced value creation for our shareholders, and further strengthen the business’ unit economics, achieve our path to profitability and ensure EVgo’s business model remains competitive in an ever-growing market.”

Prior to his time at Ballard, Dobson held the roles of Interim President and CEO and the role of CFO of Hydro One, the province of Ontario’s largest electricity transmission and distribution service provider. Before joining Hydro One, from 2014-2018, he served as CFO and COO of Direct Energy Ltd., a provider of electricity, natural gas and home services across the U.S. and Canada. He previously held senior leadership positions in finance, operations, information technology and customer service across the Centrica Group, the parent company of Direct Energy. Before Direct Energy, Dobson spent 10 years in various finance, strategy and business development roles at CIBC, a leading North American financial institution, with oversight of both the Canadian and United States markets.

Dobson is a member of the Board of Directors and sits on the Audit Committee of Methanex Corporation, the leading global producer and supplier of methanol to major international markets. Dobson holds an honors bachelor’s degree from the University of Waterloo, as well as an MBA from the University of Western Ontario and is a CPA, CMA.

For more information about the EVgo charging network, visit www.evgo.com.

About EVgo

EVgo (Nasdaq: EVGO) is a leader in electric vehicle charging solutions, building and operating the infrastructure and tools needed to expedite the mass adoption of electric vehicles for individual drivers, rideshare and commercial fleets, and businesses. EVgo is one of the nation’s largest public fast charging networks, featuring over 1,000 fast charging locations across more than 35 states, including stations built through EVgo eXtend™, its white label service offering. EVgo is accelerating transportation electrification through partnerships with automakers, fleet and rideshare operators, retail hosts such as grocery stores, shopping centers, and gas stations, policy leaders, and other organizations. With a rapidly growing network and unique service offerings for drivers and partners including EVgo Optima™, EVgo Inside™, EVgo Rewards™, and Autocharge+, EVgo enables a world-class charging experience where drivers live, work, travel and play.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "estimate," "plan," "project," “proposed,” "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, express or implied statements regarding EVgo’s continuing operational focus, anticipated industry developments, potential opportunities, future financial performance, and statements regarding the Company’s leadership succession plan. These statements are subject to numerous assumptions, risks and uncertainties and on the current expectations of EVgo’s management and are not predictions of actual performance. These risks include the Company’s ability to implement a smooth leadership transition as well as to other risks described in “Risk Factors” in EVgo’s Annual Report on Form 10-K filed with the SEC on March 6, 2024, as well as its other filings with the SEC, copies of which are available on EVgo’s website at investors.evgo.com, and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to EVgo as of the date hereof, and EVgo does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.

Contacts

For Investors:
investors@evgo.com

For Media:
press@evgo.com